UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2023

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road – Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 2, 2023, Nightfood Holdings, Inc. (the “Company”) consummated the transactions pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) dated as of June 1, 2023 (the “Effective Date”) and issued and sold to Mast Hill Fund, L.P. (“Mast Hill”), a Promissory Note (the “Note”) in the principal amount of $200,000.00 (actual amount of purchase price of $170,000 plus an original issue discount (“OID”) in the amount of $30,000).

Also pursuant to the Purchase Agreement, in connection with the issuance of the Note:

●	Sean Folkson, the Company’s Chairman of the Board and Chief Executive Officer, pursuant to a Pledge Agreement dated the Effective Date (the “Pledge Agreement”), pledged to Mast Hill, and granted to Mast Hill a security interest in, all common stock and common stock equivalents of the Company owned by Mr. Folkson;

●	the Company, Nightfood Inc. and MJ Munchies, Inc., each wholly-owned subsidiaries of the Company (collectively, the “Subsidiaries” and with the Company, the “Debtors”) entered into a Security Agreement dated the Effective Date (the “Security Agreement”), pursuant to which each of the Debtors granted Mast Hill a perfected security interest in all of their property to secure the prompt payments, performance and discharge in full of all of the Debtors’ obligations under the Note and the other transaction documents entered into in connection with the Purchase Agreement and the Note (the “Transaction Documents”);

●	The Company granted piggy-back registration rights to Mast Hill; and

●	The Subsidiaries entered into a Subsidiary Guarantee dated the Effective Date (the “Guarantee”), pursuant to which the Subsidiaries unconditionally and irrevocably guaranteed to Mast Hill the prompt and complete payment and performance by the Company and the Subsidiaries when due, of the obligations under the Transaction Documents.

The Company paid to (a) J.H. Darbie & Co., Inc. 298,875 warrants at an exercise price of $0.05688 per share (the “Darbie Warrants”), pursuant to the Company’s existing agreement with J.H. Darbie & Co., Inc., in relation to the transactions contemplated by the Purchase Agreement. The Company is currently determining the fees payable to Spencer Clarke LLC (which may include cash and/or warrants), pursuant to the Company’s existing agreement with Spencer Clarke LLC, in relation to the transactions contemplated by the Purchase Agreement.

The Company used the net proceeds from the sale of the Note for required debt service.

The maturity date of the Note is the 12-month anniversary of the Effective Date, and is the date upon which the principal amount, the OID, as well as any accrued and unpaid interest and other fees, shall be due and payable.

Mast Hill has the right, at any time on or following an Event of Default (as defined in the Note) under the Note, to convert all or any portion of the then outstanding and unpaid principal amount and interest (including any default interest) into common stock, at a conversion price of $0.10, subject to customary adjustments as provided in the Note for stock dividends and stock splits, rights offerings, pro rata distributions, fundamental transactions and dilutive issuances. In addition, Mast Hill is entitled to deduct $1,750.00 from the conversion amount upon each conversion, to cover Mast Hill’s fees associated with each conversion. Any such conversion is subject to customary conversion limitations set forth in the Note so Mast Hill beneficially owns less than 4.99% of the Common Stock.

At any time prior to the date that an Event of Default occurs under the Note, the Company may prepay the outstanding principal amount and interest then due under the Note. On any such event, the Company shall make payment to Mast Hill of an amount in cash equal to the sum of (a) 100% multiplied by the principal amount then outstanding plus (b) accrued and unpaid interest on the principal amount to the prepayment date plus (c) $750.00 to reimburse Mast Hill for administrative fees.

In addition, if, at any time prior to the full repayment or full conversion of all amounts owed under the Note, the Company receives cash proceeds from any source or series of related or unrelated sources from the issuance of equity (subject to exclusions described in the Note), debt or the issuance of securities pursuant to an Equity Line of Credit (as defined in the Note) of the Company, Mast Hill shall have the right in its sole discretion to require the Company to apply up to 50% of such proceeds after the Minimum Threshold to repay all or any portion of the outstanding principal amount and interest then due under the Note.

The Note contains customary Events of Default for transactions similar to the transactions contemplated by the Purchase Agreement and the Note, which entitle Mast Hill, among other things, to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note, in addition to triggering the conversion rights. Any principal amount or interest on the Note which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by law from the due date until the same is paid. Upon the occurrence of any Event of Default, the Note shall become immediately due and payable, and the Company shall pay to Mast Hill an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 150%, as well as all costs of collection.

The Note contains restrictions on the Company’s ability to (a) incur additional indebtedness, (b) make distributions or pay dividends, (c) redeem, repurchase or otherwise acquire its securities, (d) sell its assets outside of the ordinary course, (e) enter into certain affiliate transactions, (f) enter into 3(a)(9) Transactions or 3(a)(10) Transactions (each as defined in the Note), or (g) change the nature of its business.

Commencing as of the Effective Date, and until such time as the Note is fully converted or repaid, the Company shall not effect or enter into an agreement to effect any Variable Rate Transaction (as defined in the Purchase Agreement).

The Purchase Agreement contains customary representations and warranties made by each of the Company and Mast Hill. It further grants to Mast Hill certain rights of participation and first refusal, and most-favored nation rights, all as set forth in the Purchase Agreement.

The Company is subject to customary indemnification terms in favor of Mast Hill and its affiliates and certain other parties.

The foregoing is a brief description of the Purchase Agreement, the Note, the Pledge Agreement, the Security Agreement, the Guarantee and the Darbie Warrants, and is qualified in its entirety by reference to the full text of such documents.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the Darbie Warrants and the shares of common stock underlying the Darbie Warrants is incorporated by reference herein.

The Darbie Warrants were, and, unless subsequently registered, the shares underlying the Darbie Warrants will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as no general solicitation was used in the offer and sale of such securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 8, 2023

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Sean Folkson
Name:	Sean Folkson
Title:	Chief Executive Officer

3